Exhibit 1

                                VOTING AGREEMENT


      VOTING AGREEMENT made this 23rd day of September, 1997 (the "AGREEMENT"), between the Principal Stockholder (as defined herein) of Tejas Gas Corporation, a Delaware corporation (the "COMPANY"), and Shell Oil Company, a Delaware corporation ("SHELL").

      The term "PRINCIPAL STOCKHOLDER", as used herein, shall mean each of Mr. Frederic C. Hamilton and each of the Persons set forth on the signature pages hereof as Hamilton Owners, and each reference to the Principal Stockholder is intended to encompass both Mr. Frederic C. Hamilton and each of such Persons. The term "SHARES", as used herein, shall mean any and all shares of capital stock of the Company which carry ordinary voting power to elect a majority of the board of directors of the Company now owned and/or subsequently acquired by the Principal Stockholder through purchase, gift, stock splits, stock dividends and exercise of stock options.


                                 R E C I T A L S

      WHEREAS, concurrently with the execution of this Agreement, Shell, Trango Holdings Corporation, a Delaware corporation ("HOLDINGS"), Tango Acquisition Corporation, a Delaware corporation ("MERGERSUB"), and the Company, have entered into a Merger Agreement dated as of the date hereof (the "MERGER AGREEMENT") pursuant to which MergerSub will merge with and into the Company (the "MERGER") (all of the transactions contemplated by the Merger Agreement being hereinafter collectively referred to as the "TRANSACTIONS"); and

      WHEREAS, in order to induce Shell and Holdings to enter into the Merger Agreement with the Company, Shell has requested that the Principal Stockholder, and the Principal Stockholder has agreed to, enter into this Agreement;

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                              ARTICLE 1
                           VOTING AGREEMENT

      The Principal Stockholder hereby agrees with Shell as follows:

      SECTION 1.01. Voting of Shares. (a) At any meeting of the stockholders of the Company, however called, and at every adjournment thereof, or in connection with any written consent of the stockholders of the Company, the Principal Stockholder will cause all of its Shares to be voted, during the term of this Agreement, (A) in favor of (i) the Merger and the approval and adoption of the Merger Agreement, and (ii) all other Transactions as to which stockholders of the Company are called upon to vote, and (B) against any proposal submitted to the Company s stockholders which could result in (i) a tender or exchange offer, a merger, consolidation or other business combination involving the Company or any of its Subsidiaries (including a merger of equals of the Company but excluding a transaction where the Company or its Subsidiaries (as defined below) is acquiring the stock or assets of another Person, unless the transaction involves the issuance (other than in a broadly marketed public offering) by the Company of 20% or more of its outstanding Shares (or securities convertible into or exercisable for 20% or more of the outstanding Shares)), or (ii) the acquisition of an equity interest in the Company representing in excess of 25% of the power to vote for the election of a majority of directors of the Company or (iii) the acquisition of assets of the Company or its Subsidiaries (including stock of one or more Subsidiaries of the Company) representing 25% or more of the consolidated assets of the Company, in each case by any Person other than Shell or its Affiliates (including for purposes of this definition any parent of Shell or any Subsidiaries of such parent) (each of the matters referred to in clause (B) above, an "ACQUISITION PROPOSAL").

      "AFFILIATE" shall, with respect to any Person, mean any other Person that controls, is controlled by or is under common control with the former; provided that, for purposes of this Agreement, none of the members of the Shell Group or their Subsidiaries shall be considered an Affiliate of any entity that controls Shell or any Subsidiaries of such entity (other than the members of the Shell Group and their Subsidiaries), and none of the entities that control Shell shall be considered an Affiliate of any member of the Shell Group or their Subsidiaries. The term "CONTROL" and correlative terms shall have the meanings ascribed to them in Rule 405 under the Securities Act of 1933.

      "PERSON" shall mean an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

      "SHELL GROUP" means MergerSub, Shell, Holdings and Sierra Acquisition, an entity to be formed prior to the Effective Time.

      "SUBSIDIARY" shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by a Person. Coral Energy, L.P., a Delaware limited partnership, shall not be deemed to be a Subsidiary of either Shell or the Company or their respective Subsidiaries.

            (b) The Principal Stockholder agrees that during the term of this Agreement, the Principal Stockholder shall attend or otherwise participate in all duly called stockholder meetings and any adjournments thereof and in all actions by written consent of stockholders

      SECTION 1.02. No Proxies or Encumbrances. Other than as provided in this Agreement, the Principal Stockholder, until the termination of this Agreement, shall not (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any of the Shares, (ii) sell, assign, transfer, encumber or otherwise dispose of or enter into any contract, option or other arrangement or understanding with respect to, the direct or indirect sale, assignment, transfer, encumbrance or other disposition of any of its Shares or any interest therein except for Permitted Transfers to Permitted Transferees (as such terms are defined below) or (iii) seek or solicit any of the foregoing. The Principal Stockholder shall notify Shell promptly and provide all details requested by Shell if the Principal Stockholder shall be approached or solicited, directly or indirectly, by any Person with respect to any of the foregoing.

      "PERMITTED TRANSFEREE" means, with respect to any particular Hamilton Owner, (A) Mr. Frederic C. Hamilton and his spouse, lineal descendants, executor, administrator or testamentary trustee; (B) any trust established solely for the benefit of any of the Persons named in clause (A) or an organization qualified under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended; (C) any partnership, the general or limited partners of which include only Persons named in clauses (A) and (B); or (D) any Person controlled, directly or indirectly, by Mr. Frederic C. Hamilton.

      Each transfer to a Permitted Transferee shall constitute a "PERMITTED TRANSFER" only if it is:

            (i) transfer to a Permitted Transferee of such Hamilton Owner and, in the case of a Permitted Transferee, transfer to the Hamilton Owner who transferred such securities to the Permitted Transferee or to other Permitted Transferees of such Hamilton Owner; provided that, any such Permitted Transferee shall enter into an agreement supplemental hereto, consented to in writing by Shell, agreeing to be bound by the terms of this Agreement; or

            (ii) pledge to a bank or securities firm of such Hamilton Owner s Shares securing a bona fide loan; provided that the pledge agreement with the pledgee shall provide that the transferring Hamilton Owner shall continue at all times to have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to such pledged Shares; and provided further that any pledge agreement that any Hamilton Owner enters into shall provide that the pledgee shall give written notice to Shell at least 10 days prior to the date such pledgee takes any action to exercise any remedies with respect to such Shares;

provided that no such transfer is in violation of applicable federal or state securities laws.

      SECTION 1.03. No Solicitation. The Principal Stockholder shall not, during the term of this Agreement, directly or indirectly solicit, initiate or encourage (or authorize any person to solicit, initiate or encourage) any Acquisition Proposal.

                        ARTICLE 2
                REPRESENTATIONS AND WARRANTIES

      The Principal Stockholder represents and warrants to Shell as follows:

      SECTION 2.01. Valid Title. The Principal Stockholder is the true and lawful owner of 100% of the Shares set forth next to the name of the Principal Stockholder on Schedule 2.01 with full power to vote and dispose of such Shares and there are no restrictions on the Principal Stockholder's voting rights or rights of disposition pertaining thereto except as set forth in this Agreement or pursuant to bona fide pledge agreements to secure loans to such Principal Stockholder or imposed by federal and state securities law. None of the Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such shares.

      SECTION 2.02.  Non-contravention.   Except the accelerated vesting of
options under the Director Stock Option Plan, the execution, delivery and performance by the Principal Stockholder of this Agreement and the consummation of the transactions contemplated hereby, do not and will not contravene or constitute a default under or give rise to a right of termination, cancellation or acceleration of any material right or obligation of the Principal Stockholder or to a loss of any material benefit of the Principal Stockholder under any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding on the Principal Stockholder.

      SECTION 2.03. Authorization. The execution, delivery and performance by the Principal Stockholder of this Agreement and the consummation by the Principal Stockholder of the Transactions are within the Principal Stockholder s powers and have been duly authorized by all necessary actions, if any, including all necessary actions by the trustees of the Principal Stockholder, if the Principal Stockholder is a trust.

       SECTION 2.04. Binding Effect. This Agreement constitutes a valid and binding agreement of the Principal Stockholder, enforceable against the Principal Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors rights generally. If the Principal Stockholder is married and the Shares set forth on the signature pages hereto next to the Principal
Stockholder s name constitute community property under applicable laws, this Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding agreement of, the Principal Stockholder's spouse, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors rights generally. If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into and perform this Agreement and has obtained any necessary consents in connection with execution of this Agreement.

      SECTION 2.05.  No Other Shares.   The number of Shares set forth on
Schedule 2.01 next to the name of the Principal Stockholder are the only Shares owned by the Principal Stockholder. Except as set forth on Schedule 2.01, the Principal Stockholder owns no options to purchase or rights to subscribe for or otherwise acquire any securities of the Company and has or have no other interest in or voting rights with respect to any securities of the Company (other than the Shares set forth on the signature pages hereof and shares of the Company's 9.96% Cumulative Preferred Stock).

      SECTION 2.06. Finder s Fees. No investment banker, broker, finder or other intermediary has been retained by or is authorized to act on behalf of the Principal Stockholder who is or may be entitled to a commission or fee from Shell, Holdings, the Company or any of their respective Subsidiaries in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Principal Stockholder.

                               ARTICLE
                            MISCELLANEOUS

      SECTION 3.01. Notices. All notices, requests and other communications to any party hereunder shall be deemed to have been duly given when delivered in person, by telegram, facsimile or by registered or certified mail (postage prepaid, return receipt requested) to such party at its address set forth on the signature pages hereto.

      SECTION 3.02. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

            (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      SECTION 3.03.  Termination.   This Agreement shall automatically terminate
upon termination of the Merger Agreement in accordance with its terms.

      SECTION 3.04. Severability. If any provision of this Agreement or the application thereof to any party or set of circumstances shall, in any jurisdiction and to any extent, be finally held invalid or unenforceable, such term or provision shall only be ineffective as to such jurisdiction, and only to the extent of such invalidity or unenforceability, without invalidating or rendering unenforceable any other terms or provisions of this Agreement or under any other circumstances, and the parties shall negotiate in good faith a substitute provision which comes as close as possible to the invalidated or unenforceable term or provision, and which puts each party in a position as nearly comparable as possible to the position it would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

      SECTION 3.05. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

      SECTION 3.06. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (and, in the case of the Principal Stockholder, the heirs and executors of the Principal Stockholder); provided that, except as permitted by Section 1.02 or by will or intestacy, no party may assign, delegate or otherwise transfer all or any of its rights or obligations under this Agreement without the consent of the other parties hereto.

      SECTION 3.07. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts (or signature pages) hereof signed by all of the other parties hereto.

      SECTION 3.08. Governing Law; Jurisdiction; Specific Performance. (a) Governing Law. The terms of this Agreement shall be construed in accordance with and governed by the law of the State of Delaware (without regard to principles of conflict of laws).

            (b) Jurisdiction; Specific Performance. (i) Each of the parties hereto agrees that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought against any of the parties in the United States District Court for the District of Delaware or any state court sitting in the City of Wilmington, Delaware, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such suit, action, or proceeding and waives any objection to venue laid therein. Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State Delaware. Without limiting the foregoing, each of the parties hereto agrees that service of process upon such party at the address referred to in
Section 3.01, together with written notice of such service to such party, shall be deemed effective service of process upon such party, and (ii) each of the parties acknowledges and agrees that the parties respective remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, each agrees that, in the event of a breach or threatened breach by any party of the provisions of this Agreement, in addition to any remedies at law, each party, respectively, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

            (c) Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of any of them in the negotiation, administration, performance and enforcement thereof.

      SECTION 3.09. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

      SECTION 3.10. Certain Events. The Principal Stockholder agrees that this Agreement and the obligations hereunder shall attach to its Shares and shall be binding upon any person to which legal or beneficial ownership of such shares shall pass, whether by operation of law or otherwise.

      SECTION 3.11. No Revocation. The voting agreements contained herein are coupled with an interest and may not be revoked prior to termination of this Agreement in accordance with Section 3.03, except by written consent of Shell.

      SECTION 3.12. Action as Director. Nothing in this Agreement is intended to restrict the Principal Stockholder from taking any action in his capacity as a director of the Company that is required in order to satisfy his fiduciary duties as a director under Delaware Law.



      IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or caused this Agreement to be duly executed by their respective authorized officers or representatives, as of the day and year first above written.

                              HAMILTON OWNERS:




                              Frederic C. Hamilton

                              OIL & GAS FCH CORP.


                              By:
                                    Name: Frederic C. Hamilton
                                    Title: President

                              Notices to:

                              Frederic C. Hamilton
                              The Hamilton Companies
                              1560 Broadway, Suite 2200
                              Denver, Colorado 80202
                              Phone: (303) 863-3011
                              Fax:     (303) 863-3006

                              SHELL OIL COMPANY



                              By:
                                    Name: Jack E. Little
                                    Title:      Executive Vice President
                                          (Exploration and Production)

                              Notices to:

                              Jack E. Little
                              Executive Vice President
                              (Exploration and Production)
                              One Shell Plaza
                              910 Louisiana
                              Houston, TX 77002


                              Page 14 of 15 Pages

                                  SCHEDULE 2.01



 HAMILTON OWNERS:                    Number of Shares       Number of Options
 Mr. Frederic C. Hamilton                   1,416,201                  39,600

 OIL & GAS FCH CORP.                              390